Exhibit 10.6

First Amendment to the

Amended and Restated

Deferred Compensation Plan of Array BioPharma Inc.

WHEREAS, Array BioPharma Inc. (the “Company”) adopted the Amended and Restated Deferred Compensation Plan of Array BioPharma Inc. (the “Plan”) on August 1, 2004,

WHEREAS, Section 8.2 of the Plan provides for the amendment of the Plan, and

WHEREAS, pursuant to the guidance provided by the Proposed Treasury Regulations promulgated under Internal Revenue Code Section 409A and IRS Notice 2005-1, the Company desires to amend the Plan to provide that distributions may commence three (3) years from the year of deferral.

NOW, THEREFORE, BE IT RESOLVED, that, effective as of the date hereof, Section 4.1(b) is deleted in its entirety and restated to read as follows:

“(b)                           Either on January 1 of the third year following the calendar year in which contributions and deferrals were made or any January 1 thereafter.”

FURTHER RESOLVED, that, effective as of the date hereof, a new Section 4.5(g) is added to the end of Section 4.5 of the Plan to read as follows:

“(g)                           Notwithstanding any other provisions of the Plan, the Plan Administrator may permit a Participant to change the form or timing of his or her distribution elections as set forth on an Elective Deferral Form if (1) the change is consistent with Sections 4.1 and 4.2 and (2) the change is made prior to December 31, 2005; provided, however, that the distribution must be made following the first to occur of either separation from Service or a specified month and year in the future and that the form and timing of a distribution with respect to a Participant whose Service has terminated will be determined in a manner consistent with Sections 4.1, 4.2 , 4.3 and 4.4.”

FURTHER RESOLVED, that, in all other respects not amended, the Plan is ratified.

IN WITNESS WHEREOF, the Company has caused this First Amendment to the Amended and Restated Deferred Compensation Plan of Array BioPharma Inc. to be executed this 15th day of November 2005, by its duly authorized officer.

ARRAY BIOPHARMA INC.

By: R. Michael Carruthers
Title: Chief Financial Officer

FIRST AMENDMENT TO THE

AMENDED AND RESTATED DEFERRED COMPENSATION PLAN

OF ARRAY BIOPHARMA INC.

WHEREAS, Array BioPharma Inc. (the “Corporation”) has adopted the Amended and Restated Deferred Compensation Plan of Array BioPharma Inc. (the “Plan”), which has been amended from time to time and which was most recently restated by the adoption of The CORPORATEplan for RetirementSM EXECUTIVE Plan, Fidelity Basic Plan Document (the “Basic Plan Document”), by executing an Adoption Agreement on January 30, 2006 (the “Adoption Agreement”);

WHEREAS, Section 9.01 of the Basic Plan Document, provides for the amendment of the Plan by the Corporation, and

WHEREAS, the Corporation desires to amend the Plan to provide (1) for the participation by members of the Corporation’s Board of Directors, (2) provide discretion of employer and matching contributions, (3) to alter the timing of certain distributions, and (4) to provide for the assumption of the Plan upon a Change of Control.

NOW, THEREFORE, BE IT RESOLVED, that, effective as of the date hereof, Section 2.01(a)(8) of the Basic Plan Document is hereby amended to add a new sentence at the end of such section to read as follows:

“Notwithstanding the preceding, for purposes of an Employee who is a Self-Employed Individual, Compensation means Earned Income.”

FURTHER RESOLVED, that, effective as of the date hereof, Section 1.05(b)(4)(E) of the Adoption Agreement is hereby deleted in its entirety and restated to read as follows:

“(E)                           No requirements; provided, however, that the Administrator may determine that certain Participants are not entitled to Matching Contributions.”

FURTHER RESOLVED, that, effective as of the date hereof, Section 1.05(c)(3)(E) of the Adoption Agreement is hereby deleted in its entirety and restated to read as follows:

“(E)                           No requirements; provided, however, that the Administrator may determine that certain Participants are not entitled to Employer Contributions.”

FURTHER RESOLVED, that, effective as of the date hereof, Section 1.06(b)(1)(B) of the Adoption Agreement is hereby deleted in its entirety and restated to read as follows:

“(B)                          The date elected by the Participant, pursuant to Plan Section 8.02, and subject to the restrictions imposed in Plan Section 8.02 with respect to future Deferral Contributions, in which event such date of distribution must be at least three years after the date such Deferral Contribution would have been paid to the Participant in cash in the absence of the election to make the Deferral Contributions.  Distributions shall commence on the first of the month following the date of the distributable event.”

FURTHER RESOLVED, that, effective as of the date hereof, Section 1.06(c) of the Adoption Agreement is hereby deleted in its entirety and restated to read as follows:

“(c)                            Upon a Change of Control in accordance with Plan Section 7.08; provided, however, that a distribution shall not begin upon a Change of Control if a provision for the assumption or continuation of the Plan is made in writing in connection with such Change of Control.”

FURTHER RESOLVED, that, effective as of the date hereof, Section 1.06(b)(1) of the Adoption Agreement is hereby deleted in its entirety and restated to read as follows:

“(1) Upon the earliest to occur of:”

FURTHER RESOLVED, that, effective as of the date hereof, a new Section 1.13 is added to the Adoption Agreement to read as follows:

“1.13                     Administrator may permit Participants to change their elections in a manner consistent with Internal Revenue Code Section 409A and the guidance promulgated thereunder.”

IN WITNESS WHEREOF, the Corporation has caused this First Amendment to the Amended and Restated Deferred Compensation Plan of Array BioPharma Inc. to be executed this 30th day of January 2006, by its duly authorized officer.

ARRAY BIOPHARMA INC.

By: R. Michael Carruthers

Title: Chief Financial Officer

Attest: